EXHIBIT 16

                           LIMITED POWER OF ATTORNEY


     BY THESE PRESENTS, TROUTLET INVESTMENTS CORPORATION, a British Virgin Island private company (the "Company"), does hereby constitute and appoint SQUIRE N. BOZORTH as the Company's true and lawful attorney, for the Company, in the Company's name, place and stead, to execute, acknowledge and deliver (i) a merger proposal to Rockefeller Center Properties, Inc. ("RCPI") or any amendments or supplements thereto on behalf of a group consisting of Whitehall Street Real Estate Limited Partnership V, Goldman Sachs & Co., Goldman Sachs Mortgage Company, Tishman Speyer Properties, L.P., Exor Group S.A., David Rockefeller and this Company (the "Investor Group"), (2) any memoranda of understandings among the members of the Investor Group or other agreements or documents organizing the members of the Investor Group as a corporation, partnership, limited liability company, real estate investment trust or any other business entity, (3) any agreements, instruments or documents necessary or desirable in order to give effect to a merger between the Investor Group or any entity formed by the Investor Group and RCPI and any transactions in connection therewith and, in addition without in any way limiting the foregoing, generally to do, execute and perform any other act, deed, matter or thing whatsoever, that ought to be done, executed and performed, or that, in the opinion of the Company's said attorney ought to be done, executed or performed in respect of the foregoing as fully effectual as the Company could do if personally present.

     And the Company does hereby ratify and confirm all whatsoever that the Company's said attorneys or his substitutes, has done, shall do, or shall cause to be done, in respect of the foregoing, by virtue of this power of attorney.

     This instrument may not be changed orally and may be revoked only by an instrument in writing executed by the undersigned and delivered to the above-named attorney-in-fact.

     IN WITNESS WHEREOF, we have hereunto set our hands and seal as of the 16th day of October, 1995.

                                 TROUTLET INVESTMENTS CORPORATION


                                 By: /s/ Donald M. Harrison
                                    -----------------------------
                                         Donald M. Harrison
                                         President



                                 By: /s/ Alois Jurt
                                    -----------------------------
                                         Alois Jurt
                                         Vice-President
(notary seal)